                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Aquarion Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[LOGO]  AQUARION




                 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
                                April 20, 1999





To Our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of Aquarion Company (the "Company") which will be held at 9:30 a.m., on Tuesday, April 20, 1999, in the People's Bank, Multi-purpose room (Second Floor), 850 Main Street, Bridgeport, Connecticut, for the purposes set forth below.

     1.   To elect two directors to Class II of the Board of Directors.

     2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants for the coming year.

     3. To approve a 1999 Stock Incentive Plan for officers and key employees of the Company and its subsidiaries.

     4. To transact such other business as may properly come before the meeting.

     Shareholders of record at the close of business on February 23, 1999, will be entitled to vote at the meeting. Whether or not you plan to attend the meeting, please sign and date the Proxy Card and promptly mail it in the enclosed envelope. As an added convenience, you may vote by telephone. Please follow the prompts on the enclosed Proxy Card to vote by telephone and indicate if you plan on attending the meeting.


                                 By Order of the Board of Directors

                                 LARRY L. BINGAMAN
                                 Secretary




================================================================================
PLEASE VOTE BY PROMPTLY RETURNING THE PROXY CARD IN THE ENCLOSED ENVELOPE OR, YOU MAY FOLLOW THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD TO VOTE BY TELEPHONE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING AND VOTE IN PERSON. IF YOU PLAN TO ATTEND THE MEETING, PLEASE CHECK THE BOX PROVIDED ON YOUR PROXY CARD OR FOLLOW THE PROMPTS ON THE TELEPHONE.
================================================================================

                               AQUARION COMPANY
                                835 Main Street
                        Bridgeport, Connecticut  06604

                                PROXY STATEMENT

                        Annual Meeting of Shareholders
                           To Be Held April 20, 1999

     The enclosed Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on April 20, 1999, and any adjournment thereof.

     Holders of the Common Stock of the Company of record at the close of business on February 23, 1999, are entitled to notice of and to vote at the meeting. On the record date, there were 7,525,379 outstanding shares of Common Stock, which is the only class of capital stock of the Company entitled to vote at the meeting. Each shareholder is entitled to one vote for each share of Common Stock held.

     A proxy may be revoked by a shareholder at any time before it is voted by mailing his or her revocation or a subsequent proxy to the Secretary of the Company at the above address or by filing a written revocation at the meeting with the Secretary of the Company. Each valid proxy will be voted at the meeting, and such vote will be cast in accordance with the shareholder's direction specified in the proxy.

     The cost of soliciting proxies, which will be borne by the Company, is
estimated to total $6,500.   In addition to solicitation by mail, directors,
officers and regular employees of the Company may solicit proxies personally or by telephone. Banks, brokerage houses and other custodians, nominees or fiduciaries who hold stock in their names will be requested to solicit proxies from the persons owning such stock. ChaseMellon Shareholder Services has been retained by the Company to assist in such solicitation.

     On February 16, 1999, the Board of Directors approved a 3 for 2 split of the Company's common stock in the form of a 50% stock distribution, payable on March 22, 1999, to shareholders on record on March 1, 1999. The information herein does not reflect the effect of the stock split unless otherwise noted.

     The Proxy Statement and Proxy are being mailed to shareholders beginning on or about March 16, 1999.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

Nominees and Beneficial Ownership

     The Board of Directors of the Company is divided into three classes. At the Annual Meeting, two directors will be elected to Class II for a three-year term. At the Year 2000 Annual Meeting of Shareholders, directors will be elected to Class III for a three-year term and at the Year 2001 Annual Meeting of Shareholders, directors will be elected to Class I for a three-year term. Information with respect to the two nominees proposed for election to Class II and information with respect to the six other directors is set forth below. All nominees have been nominated by the Board of Directors for election as directors. It is intended that the proxies will be voted for the two nominees hereinafter named, each of whom have indicated their willingness to serve if elected, unless otherwise indicated on any proxy. All nominees are presently directors of the Company. Each nominee has held the principal occupation shown for the past five years unless otherwise indicated. Directors are elected by plurality vote. Abstentions and broker non-votes will not have the effect of votes in opposition to a director.

     While it is not anticipated that any of the nominees will be unable to serve as a director, if that should occur, the proxies will be voted for such other person or persons as the present Board of Directors shall determine, or the Board of Directors may elect to fill such vacancy at a later date.

     Mr. Donald M. Halsted, Jr., who is presently a Class II director, will be retiring as of the date of the Annual Meeting. No nominee has been proposed for election to fill the vacancy that will result from his retirement. The Board of Directors is in the process of seeking a qualified individual to fill such vacancy, but anticipates that it will not elect a candidate to fill such vacancy prior to the Annual Meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named.

             Nominees for Election as Class II Directors to Serve
                   Three-Year Terms Ending at the Year 2002
                        Annual Meeting of Shareholders


                              Age             Principal Occupation                        Director
                                                                                           Since

Janet D. Greenwood            55  Partner (since 1994), Heidrick and Struggles,             1988
                                  Inc., an executive  search firm; consultant 1992
                                  to 1994.   President Emeritus of the University
                                  of Bridgeport. Founding President of the Long
                                  Island Sound Foundation.

John A. Urquhart              70  President, John A. Urquhart Associates, a                 1990
                                  management consulting firm.  Senior Advisor to
                                  the Chairman of Enron Corp (since 1998).
                                  Former Vice Chairman of Enron Corp (1991-
                                  1998).  Director of TECO Energy, Inc., Enron
                                  Corp., Hubbell Incorporated and The Weir
                                  Group PLC.  Director of Catalytica, Inc., and its
                                  subsidiary, Catalytic Combustion Systems, Inc.

Class III Directors Whose Three-Year Terms End at the Year 2000 Annual Meeting of Shareholders

                                                                                           Director
                              Age   Principal Occupation                                   Since
George W. Edwards, Jr.        59  Chairman of the Board (since October 1996) of             1988
                                  the Company.  Chairman of the Board of El
                                  Paso Electric Company (since February 1996).
                                  President and Chief Executive Officer (1991-
                                  May 1995) of Kansas City Southern Railway Co.
                                  Director of Hubbell Incorporated.

G. Jackson Ratcliffe          63  Chairman, President and Chief Executive                   1982
                                  Officer of  Hubbell Incorporated, a manufacturer
                                  of electrical/electronic components and
                                  systems.  Director of Praxair, Inc., Olin
                                  Corporation and Sunoco, Inc.(since 1998).

Richard K. Schmidt            54  President and Chief Executive Officer (since              1995
                                  October 1995) and formerly Senior Vice
                                  President (1993-1995) of the Company.
                                  President (1992-1995) and Chief Executive
                                  Officer (1992-March 1997) of Industrial and
                                  Environmental Analysts, Inc., a former
                                  subsidiary of the Company.

Class I Directors Whose Three-Year Terms End at the Year 2001 Annual Meeting of Shareholders

                              Age   Principal Occupation                                  Director
                                                                                          Since
Geoffrey Etherington          70  Chairman and President of Etherington Industries,         1976
                                  a group of six privately held industrial companies.

Edgar G. Hotard               55  Former President, Chief Operating Officer and             1995
                                  Director (1992 - 1998) of Praxair, Inc., an
                                  industrial gases supplier and supplier of metal
                                  and ceramic coatings and powders.  Director of
                                  Iwatani Industrial Gases, Inc., Osaka, Japan
                                  and Dexter Corporation.

Jack E. McGregor              64  Chairman of the Board  (1995-October 1996),               1987
                                  Partner, Bridgeport Waterfront Investors, LLC,
                                  and Of Counsel, Cohen & Wolf, P.C., a law firm,
                                  (since October 1995).  President  and Chief
                                  Executive Officer (January 1990-October 1995)
                                  of the Company.  Director of Bay State Gas
                                  Company and People's Bank.

Stock Ownership of Directors and Officers

     The following table sets forth the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, by each director, by each of the four most highly compensated executive officers, and by all directors and executive officers as a group, as of February 26, 1999:

Name of Individual or                     Shares Beneficially Owned       Percent of
Number of Persons in Group            Directly or Indirectly(1)(2)(3)(4)  Class  (5)
====================================================================================
George W. Edwards, Jr.                               1,500.00                  *
------------------------------------------------------------------------------------
Geoffrey Etherington                                 7,160.00                  *
------------------------------------------------------------------------------------
Janet  D. Greenwood                                    200.00                  *
------------------------------------------------------------------------------------
Donald M. Halsted, Jr.                               5,902.00                  *
------------------------------------------------------------------------------------
Edgar G. Hotard                                        514.22                  *
------------------------------------------------------------------------------------
Jack E. McGregor                                   130,421.23                 1.7
------------------------------------------------------------------------------------
G. Jackson Ratcliffe                                 4,563.20                  *
------------------------------------------------------------------------------------
Richard K. Schmidt                                 126,329.33                 1.6
------------------------------------------------------------------------------------
John A. Urquhart                                       500.00                  *
------------------------------------------------------------------------------------
Larry L. Bingaman                                   37,348.64                  *
------------------------------------------------------------------------------------
Janet M. Hansen                                     67,830.53                  *
------------------------------------------------------------------------------------
James S. McInerney                                  82,646.49                 1.1
------------------------------------------------------------------------------------
Directors and Officers as a  group                 464,915.64                 5.8
====================================================================================

(1) Based on reports furnished by the directors and officers. The shares include, in some instances, shares held by the immediate families of directors and officers or entities controlled by directors and officers, the reporting of which is not to be construed as an admission of beneficial ownership. The number of shares includes options to purchase shares that may be acquired within 60 days through the exercise of stock options under the Company's stock option plan as follows: Jack E. McGregor, 123,500 shares; Richard K. Schmidt, 124,498 shares; Larry L. Bingaman, 36,248 shares; Janet M. Hansen, 64,251 shares; James S. McInerney, 80,750 shares; and, directors and executive officers as a group, 429,247 shares. See "Compensation of Directors and Executive Officers" below.

(2) Each of the directors and officers included in the foregoing table has sole voting and investment power as to the shares of Common Stock beneficially owned, directly or indirectly, by him or her, except for the following: (i) as to which such powers are shared, 1,100.64 shares with respect to Mr. Bingaman; 1,198.79 shares with respect to Mrs. Hansen; and 337.51 shares with respect to Mr. Schmidt; (ii) as to which such powers are held by other people or entities, 1,018.43 shares with respect to Mr. Etherington; 4,734 shares with respect to Mr. McGregor; 125 shares with respect to Mr. McInerney; and, (iii) as to which there are restrictions as to the disposition of shares, 334 shares with respect to Mr. McInerney.

(3) Does not include share units, each representing one share of Common Stock credited to and held under the Company's deferred compensation program for directors who are not employees of the Company, as discussed below under "Compensation of Directors." As of March 1, 1999, the following stock units have been credited under the deferred compensation program: Mr. Edwards, 147.33 units; Mr. Etherington, 24,677.22 units; Dr. Greenwood,
     761.08 units; Mr. Halsted, 147.33 units; Mr. Hotard, 761.08 units; Mr. McGregor, 194.43 units; Mr. Ratcliffe, 761.08 units; and, Mr. Urquhart,
     761.08 units.

(4) Additional shares as a result of the 3 for 2 stock split effective March 22, 1999, are not reflected.

(5) Asterisk denotes percentage of beneficial stock ownership less than one percent of the outstanding Common Stock of the Company.


Board of Directors Meetings

     The Board of Directors held seven meetings during 1998. No director attended fewer than 78 percent of the Board meetings and meetings of those committees of which he or she was a member during 1998.


Committees of the Board

     The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, an Environmental and Public Affairs Committee, and a Finance Committee. All members of the Committees are non-employee directors. The Board does not have a standing Nominating Committee, as this function is handled by the full Board. Shareholders desiring to recommend directors for election at the Year 2000 Annual Meeting, must communicate with the Secretary of the Company by January 20, 2000.


Audit Committee

     The membership of the Audit Committee consisted of Messrs. Hotard, Etherington, Halsted and Dr. Greenwood. The Committee met three times during 1998, each time with representatives of PricewaterhouseCoopers LLP, the Company's public accountants, present. The functions of the Audit Committee are to recommend the selection of auditors to the Company's Board of Directors; review the scope of the annual audit; consider specific problems and questions that may arise in the course of the audit; monitor the adequacy of accounting and auditing controls; and, report to the Board of Directors with respect to these matters.

Compensation Committee

     The membership of the Compensation Committee consisted of Messrs. Ratcliffe, Edwards, Halsted and Urquhart. The Committee met two times in 1998. The functions of the Committee are to formulate executive compensation policy of the Company; to consult with management with respect thereto and to present recommendations relating thereto to the Board of Directors; to administer the Company's incentive compensation plans; to formulate Company management succession plans; and, to advise the Board of Directors on such matters as the composition of the Board of Directors and its Committees.


Environmental and Public Affairs Committee

     The membership of the Environmental and Public Affairs Committee consisted of Dr. Greenwood, and Messrs. Edwards, Hotard, and McGregor. The Committee met twice in 1998. The functions of the Committee are to oversee the Company's policies, practices and procedures as to compliance with environmental laws and regulations; to assist management in formulating plans and programs to develop and enhance public understanding of the Company; to monitor compliance by the Company and its personnel with laws and regulations relating to lobbying and the political process; and, to oversee the Company's community relations programs and approving the Company's annual contributions budget.

Finance Committee

     The membership of the Finance Committee consisted of Messrs. Urquhart, Etherington, McGregor, and Ratcliffe. The Committee met three times during 1998. The functions of the Finance Committee are to administer the Trust Fund of the Company's retirement plans; to review and monitor the financial planning and financial structure of the Company; and, to render advice, counsel and assistance to the corporate financial officer in the execution of her responsibilities.


Compensation of Directors

     Each director who is not an employee of the Company receives an annual retainer plus $750 for each Board meeting and Committee meeting attended. In 1999, the annual retainer was increased from $15,000 to $20,000, with the $5,000 increase to be paid to Directors in the form of an automatic allocation to the Director's stock unit account of the Directors' Deferred Compensation Plan. Committee chairmen are paid an additional annual retainer of $3,000. Directors who are employed by the Company receive no additional compensation for their services as directors of the Company. Pursuant to the Directors' Deferred Compensation Plan, any outside director may defer payment of all or part of his or her annual retainer and meeting fees in cash or stock units. Interest equivalents on payments deferred in the form of cash (and on previously credited interest) accrue quarterly at the then prevailing prime rate. Dividend equivalents are paid on the stock units and are converted into additional stock units. The deferred amounts plus interest will be paid to such a director beginning with the calendar year following the termination of his or her service as a director, in either a lump sum or in any number of equal installments as the director elects. Amounts credited to a director's stock unit account shall be paid in the form of one share of Common Stock for each stock unit.

     The Company has a directors' retirement plan related to service as a non-employee director. After five years of such service, a director earns an annual retirement benefit equal to 50 percent of the amount of the annual retainer (the "Annual Retainer") in effect at the time of the director's retirement . The amount of the retirement benefit earned by a non-employee director increases for each year of service thereafter by an amount equal to ten percent of the Annual Retainer in effect upon the cessation of such director's service on the Board until the director has earned, after ten years of non-employee Board service, an annual retirement benefit equal to the full amount of the Annual Retainer.
As a result of the $5,000 increase in the annual retainer in 1999, the Board increased the annual retirement benefit from a maximum of $15,000 to a maximum of $20,000 for active directors who retire after March 1, 1999. The Board may from time to time adjust the amount of the annual benefit currently paid to retired directors. An annual retirement benefit not to exceed $20,000, subject to Board adjustment, is also payable in the event of death or permanent and total disability after five years as a non-employee director or upon termination as a director in the event of a change in control of the Company. The benefit is payable for the lifetime of the director and thereafter to the director's designated beneficiary, to the extent that the director did not receive retirement benefits for a period at least equal to his or her years of credited service as a non-employee director. Except for death, disability or a change in control of the Company, retirement benefits under the plan do not become payable until age 65 or the later cessation of Board service. Such benefits are unfunded.

     Directors are covered under the Company's group health insurance plans as a supplement to such insurance as may be applicable to the directors from other sources except Mr. Edwards, whose primary coverage, effective February 1, 1998, is the Company's group health insurance plans. In 1998, group health insurance benefits provided to Dr. Greenwood and Messrs. Edwards, Etherington, Halsted, and Urquhart amounted to $146, $930, $44, $730, and $383, respectively.

     In addition to the annual retainer, Mr. Edwards also receives an annual cash payment of $50,000 in his capacity as Chairman of the Board.

                            EXECUTIVE COMPENSATION

     The following table presents the compensation provided by the Company to its Chief Executive Officer and the Company's three most highly compensated executive officers for services rendered to the Company in 1996, 1997 and 1998:


                          SUMMARY COMPENSATION TABLE

==============================================================================================
                                                                           Long-Term
                                                                          Compensation
                                                            ----------------------------------
                                Annual Compensation                   Awards
                         ---------------------------------------------------------------------
                                                             Restricted                 All
                                                    Other      Stock      Securities   Other
                                                    Annual     Awards     Underlying   Comp.
                          Year  Salary     Bonus    Comp.       (1)        Options      (2)
                                  ($)      ($)       ($)        ($)          (#)        ($)
==============================================================================================
                          1998  246,250   154,000                             40,000   15,581
R. K. Schmidt            ---------------------------------------------------------------------
  President and Chief     1997  233,750   100,000                             40,000   14,377
  Executive Officer      ---------------------------------------------------------------------
                          1996  215,000    77,400                             40,000   10,539
==============================================================================================
J. S. McInerney
  Senior Vice             1998  188,750    84,000                             20,000   11,366
  President, Utilities   ---------------------------------------------------------------------
  Group; President        1997  182,500    63,825                             20,000    8,993
  and CEO, BHC           ---------------------------------------------------------------------
  Company                 1996  175,000    44,100                             20,000   10,215
==============================================================================================
J. M. Hansen              1998  163,750    73,500                             20,000    9,853
  Executive Vice         ---------------------------------------------------------------------
  President, CFO and      1997  157,500    55,200                             20,000    8,910
  Treasurer              ---------------------------------------------------------------------
                          1996  150,000    40,500                             20,000    8,555
==============================================================================================
L. L. Bingaman            1998  125,000    35,100                              7,500    6,919
  Vice President,        ---------------------------------------------------------------------
  Corporate Relations     1997  119,750    28,750                              5,000    6,399
  and Secretary          ---------------------------------------------------------------------
                          1996  117,000    21,240                              5,000    6,179
==============================================================================================

(1) The number and dollar value of shares of previously granted restricted stock held on December 31, 1998, based on a closing price of the Company's Common Stock on December 31, 1998, was: J. S. McInerney--334 shares ($13,694). Dividends are payable on these shares.

(2) The amounts shown for named officers represent the Company's contribution to The Employee Savings and Investment Plan accounts for such officers.

Stock Options

     The following table sets forth information with respect to all options granted to the named executive officers during 1998.


                      Options Grants in Last Fiscal Year

=============================================================================================

                                           Individual Grants
                      ---------------------------------------------------------
                           Number
                             of          % of Total
                         Securities        Options
                         Underlying       Granted to      Exercise                Grant Date
                          Options         Employees       or Base                  Present
                          Granted           in FY          Price     Expiration     Value
      Name                  (#)             1998           ($/Sh)       Date       ($) (1)
=============================================================================================
R. K. Schmidt (2)          40,000           25%            $37.750     12/14/08    $268,000
---------------------------------------------------------------------------------------------
J. S. McInerney (2)        20,000           13%            $37.750     12/14/08    $134,000
---------------------------------------------------------------------------------------------
J. M. Hansen (2)           20,000           13%            $37.750     12/14/08    $134,000
---------------------------------------------------------------------------------------------
L. L. Bingaman (2)          7,500            5%            $37.750     12/14/08    $ 50,250
=============================================================================================


(1) The Black-Scholes option pricing model was used to estimate the options' grant date present value. Assumptions for options granted are as follows:
    24% volatility; risk free rate of return of 4.46% based on six-year U.S. Treasury securities; dividend yield of 4.4%, and an estimated period to exercise of 6 years.

(2) One-third of the stock options granted to the named executive become exercisable on each of the first three anniversaries of the grant date, but may be exercised earlier if there is a change in control of the Company as defined under "Employment Contracts and Termination and Change-in-Control Arrangements" below. The Company has not granted Stock Appreciation Rights.

     The following table sets forth the aggregated 1998 year-end option values. During 1998, 12,500 options were exercised by the named executive officer.


   Aggregated Option Exercises in 1998 and 1998 Fiscal Year-End Option Values

===================================================================================================
                                                        Number of
                                                        Securities
                                                       Underlying
                           Shares                      Unexercised         Value of Unexercised
                        Acquired on        Value    Options at FY-End    In-The-Money Options at
                        Exercise (#)   Realized ($)        (#)             FY-Year End ($) (1)
                     ------------------------------------------------------------------------------
                                                       Exercisable/
      Name                                            Unexercisable      Exercisable/Unexercisable
---------------------------------------------------------------------------------------------------
R. K. Schmidt                 --            --         124,499/80,001          2,045,049/610,014
---------------------------------------------------------------------------------------------------
J. S. McInerney           12,500        99,064          80,749/40,001          1,332,394/305,012
---------------------------------------------------------------------------------------------------
J. M. Hansen                  --            --          64,251/39,999          1,040,858/304,986
---------------------------------------------------------------------------------------------------
L. L. Bingaman                --            --          36,249/12,501             569,583/84,387
===================================================================================================

(1) Market value of underlying securities at year-end, minus the exercise or base price.



Retirement Program

     Under the Company's qualified retirement plan (the "Pension Plan") and the Supplemental Benefit Plan (the "Supplemental Plan") for certain key executives, an eligible employee will receive a benefit at retirement that is based upon the employee's number of years of credited service and average pensionable compensation (salary in case of the Pension Plan and salary plus annual bonus in case of the Supplemental Plan, in each case for the named executive officers as set forth in the Summary Compensation Table) during the highest five consecutive years of the employee's final ten years of service. The benefits under the Supplemental Plan are not subject to the Internal Revenue Code provisions that limit benefits under the Pension Plan. For a single employee, the normal form of benefit is a straight life annuity option and for a married employee the normal form of benefit is the 50 percent joint and survivor annuity option.

     As of December 31, 1998, the years of credited service are 14 years (after giving effect to Mr. Schmidt's employment agreement described below) for Mr. Schmidt; for Mr. McInerney, 28 years; Mrs. Hansen, 23 years; and Mr. Bingaman, 9 years. Pursuant to Mr. Schmidt's employment agreement dated July 1, 1997, described under the caption "Employment Contracts, Termination and Change-in-Control Arrangements," years of service considered eligible under the Supplemental Plan include his service with the former Aquarion Company subsidiary, Industrial & Environmental Analysts, Inc. ("IEA, Inc."), for eligibility, vesting and benefit purposes. In addition, Mr. Schmidt's employment agreement doubles his credited years of service for the purposes of the Supplemental Plan. The following table illustrates for representative average annual pensionable compensation and years of credited service the annual retirement benefit payable to employees under the Plans upon retirement in 1999 at age 65 based on the straight life annuity form of benefit.

                              Pension Plan Table
===========================================================================
   Five-Year Average                 Years of Credited Service
Compensation Recognized   -------------------------------------------------
    Under the Plan           10        15        20        25        30
---------------------------------------------------------------------------
       $150,000            $24,693  $ 37,039  $ 49,386  $ 61,732  $ 74,079
---------------------------------------------------------------------------
       $210,000            $35,858  $ 53,787  $ 71,716  $ 89,645  $107,574
---------------------------------------------------------------------------
       $270,000            $47,023  $ 70,534  $ 94,046  $117,557  $141,069
---------------------------------------------------------------------------
       $330,000            $58,188  $ 87,282  $116,376  $145,470  $174,564
---------------------------------------------------------------------------
       $390,000            $69,353  $104,029  $138,706  $173,382  $208,059
---------------------------------------------------------------------------
       $450,000            $80,518  $120,777  $161,036  $201,295  $241,554
==========================================================================

Employment Contracts, Termination and Change-in-Control Arrangements

     Messrs. Schmidt, McInerney, Bingaman and Mrs. Hansen each have an employment agreement with the Company. Mr. Schmidt's agreement, dated July 1, 1997, and the agreements with Messrs. McInerney, Bingaman and Mrs. Hansen, each have a term of two years and are extended monthly for an additional month unless either the Company or the employee elects otherwise, in which event the agreement would expire at the end of the then remaining two-year term. Each agreement provides for the payment of a minimum base salary which is subject to increase by the Board in accordance with the Company's customary compensation practice and for participation by the employee in the Company's benefit plans and programs. The annual base salaries, effective October 1, 1998, for Messrs. Schmidt, McInerney and Mrs. Hansen are $265,000, $200,000 and $175,000, respectively. The annual base salary for Mr. Bingaman, effective April 1, 1999, is $135,000.

     In the event of either a material lessening of the employee's responsibilities during the term of the agreement, or assignment or reassignment to another geographic area, or in the case of Messrs. McInerney, Bingaman and Mrs. Hansen, liquidation, dissolution, consolidation, acquisition or merger of the Company (except by a successor corporation of at least equal net worth which assumes the agreement) or a reduction in compensation and benefits, the agreement may be terminated and certain benefits would be provided to the employee. In the case of Mr. Schmidt, the agreement may be terminated and benefits provided if (i) any person or group acquires 20% of the Company's outstanding voting shares; (ii) less than a majority of the Company's Board of Directors are directors who were in office on the date of the agreement ("Incumbent Directors") or who were recommended or elected by a majority of Incumbent Directors otherwise than as a result of a proxy contest; (iii) consummation, with certain exceptions, of a reorganization, merger or consolidation or disposition of substantially all of the assets of the Company; or, (iv) approval by the shareholders of a liquidation or dissolution of the Company. Mr. Schmidt's benefits may be paid in either a lump sum or in installments but will be paid in a lump sum in the event of termination of the agreement as a result of any of the foregoing change in control events. The benefits provided under the respective agreements would essentially compensate the employee for the salary (subject, in Mr. Schmidt's case, to a limit of 2 times his annual salary, as to Mr. McInerney and Mrs. Hansen, to a limit of 1.5 times such person's annual salary and in Mr. Bingaman's case, the amount of his annual salary), benefits, including the Company's share of contributions which would have been made on behalf of the employee to the Company's Employee Savings and Investment Plan (and the related Supplemental Benefit Plan) and pension rights he or she would have had for the remainder of the primary term of the agreement. In addition, Mr. Schmidt's contract provides for a lump sum cash payment equal to the average incentive award earned in accordance with the provisions of the Company's annual incentive plan over the two calendar years immediately preceding his termination. As stated under the captioned "Retirement Program," Mr. Schmidt's employment agreement recognizes his years of service with IEA, Inc. for eligibility, vesting and benefit purposes under the Supplemental Benefit Plan and doubles his credited services for purposes of this plan. At salary levels effective October 1, 1998, the maximum termination benefits relating to the salaries of Messrs. Schmidt, McInerney, and Mrs. Hansen would be $530,000, $300,000, and $262,500, respectively; Mr. Bingaman's maximum termination benefit relating to his salary at April 1, 1999, would be $135,000. Coverage under the Company's health and welfare benefit plans would be extended to these individuals for a period of 24 months after termination under the circumstances previously described.

      Unvested options would become exercisable in the event of a change in control of the Company and, to the extent exercisable, the optionee would have a limited right to receive cash in lieu of exercising their options. Under the Company's existing option plan, a change in control shall be deemed to have occurred in the following circumstances unless the event in question has been approved in advance by the continuing directors: (i) the acquisition by any person or group of 15 percent of the Company's outstanding shares; (ii) the purchase of the Company's outstanding shares under a tender offer or exchange offer; (iii) less than two-thirds of the Company's Board of Directors are continuing directors; or, (iv) approval of the shareholders of a merger, consolidation, liquidation or dissolution of the Company or the sale of its assets. Continuing directors shall mean members of the Board on the date the option plan in question was adopted or who were recommended or elected to the Board by a majority of continuing directors. As discussed below, the proposed 1999 Stock Incentive Plan would use a different definition of what constitutes a change in control.


                   BOARD OF DIRECTORS COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION


Executive Compensation Philosophy

     The objectives of Aquarion's executive compensation program are to link executive compensation with creation of customer and shareholder value, to attract and to retain qualified executives, and to produce strong financial performance for the benefit of our shareholders while providing a high level of service and value for our customers. In order to meet these objectives, the compensation program is designed to be competitive with compensation programs provided by comparable businesses. For the water utility business, the comparison group consists of water and other utilities (the "utility comparison group") with comparable revenues as maintained in various databases, including the companies in the Edward Jones water utility group displayed on the performance graph. For the non-utility business, the comparison group consists of companies with comparable revenues and lines of business as maintained in various other databases.


Executive Compensation Program

     Each year, the Compensation Committee, which is comprised entirely of outside directors, recommends to the Board of Directors compensation arrangements for officers, including the salary structure and salary grade assignments, individual salaries, annual and long-term incentive plan awards, performance standards for new awards, payouts from past awards, and the overall design of the executive compensation program.

     Aquarion's executive compensation program in 1998 consisted of three components: salary, annual incentive compensation and stock options.

     The primary comparison for CEO compensation is the utility comparison group of 12 investor-owned water utilities to which Aquarion compares its business performance. When performance standards are met, the total compensation for the CEO will position him above the median of this comparison group.

     Salary ranges are set by periodic comparison to rates of pay for comparable positions within the utility industry for corporate and utility positions and the non-utility industries for non-utility positions. Individual salaries are generally considered for adjustment based on external salary levels, individual performance and potential, and/or changes in duties and responsibilities. Based on salary data compiled by outside consultants, officer salaries approximate the median of the salaries reported for comparable positions.

     Annual incentive compensation opportunities are targeted such that at targeted performance levels, salary plus annual incentive awards for corporate and water utility positions will be between the 50th and 75th percentile of companies within the utility industry, and for non-utility positions, at or near the 50th percentile within non-utility industries. Annual objectives are established, subject to Compensation Committee approval, for corporate, operating company and individual performance. Customer service performance is a criterion for every executive with earnings per share being the criterion for corporate performance and pre-tax profit being the criterion for operating company performance. The Chief Executive Officer's targeted award is based on corporate performance and customer service, while other officers' targets are allocated among customer service, corporate operating company performance and individual objectives, as appropriate. Targeted award levels also vary according to magnitude of responsibility, with incentive compensation constituting a potentially greater portion of the Chief Executive Officer's total annual compensation than it does for other officers.

     The Company's performance in 1998 is largely attributable to favorable operating results at its primary water utility subsidiary, BHC Company, including a $6.7 million nonrecurring land sale of the "Shelton Lakes" parcel to the city of Shelton. Net income was $20.0 million, or $2.69 per share, versus $15.0 million, or $2.10 per share in 1997. The financial achievements were coupled with a number of awards received by BHC Company, including, among others, the Environmental Success Award of Commendation by the Connecticut Business & Industry Association for Earth Day events, the NAWC Management Innovation Award for the "Diversity in Action" Committee, the Diamond Award for Engineering Execellence from the New York Association of Consulting Engineers for the construction of the William S. Warner Treatment Facility in Fairfield, Conn., the EPA Consumer Awareness Award for excellence in customer communications, and the Women's Leadership Council of the Bridgeport Regional Business Council Insight Award in recognition of the Company's exemplary encouragement and inclusion of women in positions of leadership. The Committee adjusted upwards incentive compensation awards for six officers, including the officers named in the Summary Compensation Table, to reflect the significant land sale results which were excluded from its calculation of financial targets for 1998.

     Award opportunities under the stock option plan are targeted between 50th and 75th percentile utility industry levels for the corporate and utility positions and at the 50th percentile of general industry levels for non-utility positions (which levels are reflected in databases maintained by the Company's compensation consultants). The use of stock options is intended to encourage stock ownership by management and to further assure alignment of management's compensation with shareholder return. Option awards are determined each year based on the expected present value of long-term incentives, and are made independent of an executive's balance of unexercised options.

     Under Section 162 (m) of the Internal Revenue Code of 1986, as amended (the "Code"), applicable to publicly held corporations, federal income tax deductions for compensation in excess of $1 million paid in a taxable year to any of its named executive officers are denied, except in specified circumstances. The Company does not anticipate that any of its executives will exceed this limit on deductible compensation.


CEO Compensation - 1998

     Based on the advice of professional consultants independently employed by the Committee and coupled with its members' individual business judgments, the Compensation Committee reviewed and approved the level and form of compensation for the Chief Executive Officer in 1998.

     Mr. Schmidt's base salary as CEO of Aquarion is positioned below the median among chief executives within the utility comparison group. The Committee recommended a 1998 annual incentive award of $154,000, based on performance factors described above. Due to the outstanding corporate performance, when incentive compensation is considered, this positions his total cash above the median of the comparison group. Mr. Schmidt also received a stock option grant in 1998 of 40,000 options. The grant is exercisable at a price equal to the market price of the stock on the date of grant.

                            Compensation Committee

                        G. Jackson Ratcliffe, Chairman
                            George W. Edwards, Jr.
                            Donald M. Halsted, Jr.
                               John A. Urquhart

Shareholder Return Presentation

     The following performance graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the S&P 500 Index and the Edward Jones Water Utility Industry Return Comparison, which includes the Company, for the five years commencing 1994 and ended 1998. The Edward Jones Utility Industry peer group provides a broad array of companies that are similar to Aquarion's market capitalization.

     The Peer Group consists of American Water Works Company, Inc., Aquarion Company, American States Water Company, California Water Service Group, Connecticut Water Service, Inc., Consumers Water Company, Dominguez Services Corp., E'Town Corp., Middlesex Water Company, Philadelphia Suburban Corporation, SJW Corp., Southwest Water Company and United Water Resources.


                 Five Year Cumulative Total Return - S&P 500,
                     Water Utility Industry, and Aquarion

             [THE FOLLOWING DATA WAS REPRESENTED BY A LINE GRAPH]


           Water Utility
             Industry       Aquarion         S&P 500
-----------------------------------------------------
12/93           100            100              100
12/94            91             90            101.3
12/95         109.9          102.4            139.4
12/96         138.2          119.4            171.4
12/97           187          157.2            228.5
12/98           234          195.8            293.8
-----------------------------------------------------



                                PROPOSAL NO. 2

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors of the Company has selected PricewaterhouseCoopers LLP, 300 Atlantic Street, Stamford, Connecticut 06904, as its independent public accountants for 1999. In accordance with a resolution of the Board of Directors, this selection is being presented to shareholders for ratification at the Annual Meeting.

     The predecessor firm of PricewaterhouseCoopers LLP, Price Waterhouse, has audited the financial statements of the Company annually since 1931. The Company has been advised that representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     If the appointment of PricewaterhouseCoopers LLP is not approved by the shareholders, or Price-waterhouseCoopers LLP ceases to act as the Company's independent accountants, or the Board of Directors removes PricewaterhouseCoopers LLP as the Company's independent accountants, the Board will appoint other independent accountants. The engagement of new accountants for periods ending after the Year 2000 Annual Meeting will be subject to ratification by the shareholders at the Year 2000 meeting.

     The Board of Directors recommends a Vote "FOR" ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent public accountants.

                                PROPOSAL NO. 3

                           1999 STOCK INCENTIVE PLAN

     The Board of Directors has approved, and recommends to shareholders the approval of, the Aquarion Company 1999 Stock Incentive Plan (the "Incentive Plan"), which is set forth as Exhibit A to this Proxy Statement. The Incentive Plan is substantially identical to the Plan in effect since 1994 and approved by the stockholders at the 1994 Annual Meeting, except for certain changes including a revised definition of Change In Control. The existing plan expires by its term in April 1999. The Board believes that the Incentive Plan will enable the Company to retain present key executives and to attract new key executives. The Incentive Plan will be administered by the Compensation
Committee (the "Committee").   If the Incentive Plan is approved by the
shareholders at the Annual Meeting, it will be effective as of April 20, 1999. The following description of the Incentive Plan is qualified in its entirety by reference to Exhibit A.


Types of Awards Generally

     The Incentive Plan provides for the grant of incentive stock options qualified under Section 422 of the Code, non-qualified stock options, stock appreciation rights, restricted stock and performance units (collectively, "Awards"), but no more than an aggregate of 750,000 shares of Common Stock of the Company, no par value ("Stock") (without adjustment for the 3 for 2 stock split payable on March 22, 1999, but subject to adjustment in the event of future stock splits or other changes in the Stock as provided in Section 16 of the Incentive Plan), may be awarded under the Incentive Plan or purchased upon the exercise of such options. The value of one share of the Company's Common Stock, as quoted on the New York Stock Exchange at the close of trading on March 11, 1999 was $34 per share. In addition, the number of shares of Stock which may be issued under options or stock appreciation rights granted under the Incentive Plan to any one individual in any fiscal year shall not exceed 100,000. Certain key employees or groups of key employees designated by the Committee from time to time are eligible to receive Awards under the Incentive Plan. The number of individuals presently deemed by the Committee as eligible to receive Awards in 1999 is approximately 30. Shares subject to options or stock appreciation rights which are cancelled, forfeited or expire unexercised, or shares subject to stock appreciation rights payable in Stock which are paid in cash shall again become available for award under the Incentive Plan.

     At the discretion of the Committee, payment of Awards (except for Awards of restricted stock) may be in restricted or unrestricted shares of Stock, and stock appreciation rights and performance units also may be paid in cash. No Awards will be granted after April 20, 2004. Each Award will be evidenced by an agreement incorporating its terms and conditions (an "Award Agreement").


Options

     Incentive stock options and stock appreciation rights under the Incentive Plan must expire ten years or less after their grant; non-qualified stock options will expire no later than ten years and one day after their grant. The aggregate fair market value (as determined on the date of grant) for which any key employee may be granted incentive stock options which are exercisable for the first time in any plan year shall not exceed $100,000. Options and stock appreciation rights granted under the Incentive Plan shall be exercisable as determined by the Committee. The exercise price for options and the base amount to determine the subsequent value of a stock appreciation right, must be at least equal to the fair market value (but in no event less than the par or stated value, if any) of the Stock on the date of grant. The exercise price for options may be paid to the Company, at the discretion of the Committee, in cash or shares of Stock or a combination thereof at the time of exercise unless the Committee extends a loan to an employee for all or a portion of the option price.

     Except as may be otherwise provided in an Award Agreement, during the lifetime of an employee, an option or stock appreciation right may be exercised only by him or her and, in the case of incentive stock options, no later than three months after his or her termination of employment (twelve months if due to death or disability). For all other options and stock appreciation rights, the period of exercisability following a termination (to the extent options or rights are exercisable at such time, unless provided otherwise) shall be as follows: (i) if the termination occurs for any reason other than death, retirement with consent of the Company or by reason of total disability (as defined in the Plan), such option or right may be exercised on the earlier of three months from the date of termination or the end of the exercise period specified in the option or right; (ii) if the termination occurs due to retirement with the consent of the Company, the installments of such option or right shall continue to mature in the normal course as otherwise provided in the option or right and shall be exercisable (by the participant or his or her beneficiary, as the case may be) until the later of three years after the date of such retirement or in the event that death occurs during such three-year period, twelve months after death; (iii) if the termination occurs due to total disability, the options or rights shall be exercisable until the later of twelve months after the date of such retirement or in the event that death occurs during such twelve-month period, twelve months after death; or (iv) if the termination occurs due to death, any option or right shall be immediately exercisable by the participant's estate or the person who acquires the option or right by will or intestate succession until the earlier of one year from the date of such death or the end of the exercise period specified in the option or right. In no event may post-termination exercise be later than the expiration of the exercise period for the option or stock appreciation right.


Performance Units

     Performance units under the Incentive Plan are contingent rights to receive future payments. The amount paid, which may be subject to a prescribed maximum, will be based on actual performance over a period from two to five years measured against performance objectives established in advance by the Committee using such criteria as it deems appropriate, including earnings per share and return on equity. In the event an employee terminates employment during such a performance period, the employee will not be entitled to any payment unless the Committee, in its sole discretion, provides otherwise. However, in the case of retirement, total disability, death, or in cases of special circumstances, as determined by the Committee, the employee may be entitled to an Award prorated for the portion of the performance period during which the recipient was employed by the Company.


Restricted Stock

     Restricted stock awarded under the Incentive Plan or issued in connection with another Award granted under the Plan shall be issued subject to a restricted period set by the Committee during which time the shares may not be sold, transferred, assigned or pledged. The Committee may provide for the lapse of restrictions in installments where deemed appropriate. The recipient, as owner of the awarded shares, shall have all other rights of a shareholder, including the right to vote the shares and receive dividends and other distributions during the restriction period. In the event an employee terminates employment, all such shares still subject to restrictions will be forfeited by the employee and reacquired by the Company unless the Committee, in its discretion, determines otherwise. However, in the case of retirement, total disability,death, or in cases of special circumstances, as determined by the Committee, all remaining restrictions are waived.


Unrestricted Stock

     The Incentive Plan also permits the Committee, in its sole and absolute discretion, to make Awards in the form of shares of Stock which are not restricted in the hands of the participants who receive such Awards. Such Awards may be made either in connection with any annual or longer term bonus program sponsored by the Company or an affiliate or in any other circumstances that the Committee deems appropriate.


Change of Control

     The Committee, in its discretion, may provide under the terms of any Award Agreement that upon the occurrence of a Change of Control (as defined below), all outstanding options and stock appreciation rights which are not then exercisable shall become immediately exercisable in full and all restricted stock shall become immediately vested. Each option shall, to the extent exercisable, have a limited right allowing the optionee to surrender that option within the 30-day period following a Change of Control and to receive cash, in lieu of exercising the option, in the amount by which the highest fair market value (as defined in the Incentive Plan) of the number of shares of Stock covered by the option during the 60 days preceding the date on which the Change of Control occurs exceeds the option price for the shares covered by the option.

     For purposes of the preceding paragraph, a Change of Control means any of the following: (i) certain acquisitions by any individual, entity, or group of beneficial ownership of 20 percent or more of either (a) the then outstanding shares of the common stock of the Company or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (ii) subject to certain conditions, individuals who, as of the date of the Incentive Plan, constitute the Board cease to constitute at least a majority of the Board; (iii) consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation unless certain conditions regarding ownership of the Company and membership of the Board of Directors following such transaction are met; and, (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.


Plan Administration

     If the Incentive Plan is approved by the shareholders, the Committee, none of whose members may receive any Award under the Plan, will administer the Plan, including, but not limited to, the designation of those employees who shall receive Awards, the number of shares to be covered by options, stock appreciation rights and restricted stock awards, the exercise price and other terms of options, the base amount to determine the subsequent value of a stock appreciation right and other terms of stock appreciation rights, the number of performance units to be granted and the performance objectives and amounts of contingent payments for such units. The Committee also has the discretion to grant supplemental cash payments or provide for loans in connection with the grant of an Award. Further, the Committee may specify additional terms and conditions which may be placed upon receiving an Award and the Committee's decisions in the administration of the Plan shall be binding on all persons for all purposes.


Federal Income Tax Consequences of Awards

     The following describes the general federal income tax consequences of the various Awards. An employee will not realize any income at the time an incentive stock option is granted nor upon the exercise of an incentive stock option. Upon the disposition of shares of Stock acquired by the exercise of an incentive stock option more than (i) two years after the incentive stock option is granted and (ii) one year after the transfer of shares of Stock upon the exercise of such option, the employee's basis for determining the long-term capital gain or loss realized upon such disposition will be the option price and such employee will be entitled to a long term gain or loss based on the difference between the option price and the amount realized upon such disposition. However, if the disposition occurs before these special holding requirements are met (a "disqualifying disposition"), the employee will recognize ordinary income upon such disposition equal to the excess of the fair market value of the shares on the date either the option was exercised or the shares were disposed of, whichever is less, over the optionee's basis in the shares. The Company will receive no deduction with respect to incentive stock options unless a disqualifying disposition occurs, in which case the Company may deduct the amount included in an employee's income in the applicable year.

     An employee will not realize any income at the time a non-qualified stock option or stock appreciation right is granted. Upon the employee's exercise of a non-qualified stock option, the difference between the fair market value of the Stock at the time of exercise and the option price will be ordinary income to the employee and can be deducted at such time by the Company.

     The amount of cash and the fair market value of the Stock received upon an employee's exercise of a stock appreciation right or in payment of a performance unit or otherwise, will be ordinary income to the employee at the time of exercise or payment. However, any employee who receives restricted stock, either as an Award or upon exercise of an option or a stock appreciation right or in payment of a performance unit, will realize as ordinary income at the time of the lapse of the restrictions an amount equal to the fair market value of the Stock at the time of such lapse (less the option price for such shares if purchased by exercising an option) unless an appropriate election pursuant to
Section 83(b) of the Code is made. In such case, the employee will recognize ordinary income as if the Stock had not been restricted. Unrestricted Stock will be ordinary income to the employee at the time it is granted. Tax consequences similar to those described above with respect to restricted stock and Section 83 (b) election would apply to an Award subject to the restrictions of Section 16(b) of the Exchange Act. At the time the employee realizes ordinary income, the Company will be entitled to a deduction in the same amount as the ordinary income realized by the employee.

Amendment or Termination

     If the Incentive Plan is approved by the shareholders, the Board may at any time, or from time to time, suspend or terminate the Incentive Plan in whole or in part or amend it in such respects as the Board may deem appropriate.

     Approval of proposal 3 will require the affirmative vote of the holders of a majority of the Common Stock present or represented at the meeting provided that a majority of the outstanding shares of the Common Stock votes on the proposal. Abstentions will have the effect of votes in opposition to proposal 3, and broker non-votes will not have the effect of votes in opposition.

     The Board of Directors recommends a vote "FOR" the approval of the proposed Stock Incentive Plan.


                                 ANNUAL REPORT

     Beginning on or about March 16, 1999, the Company is mailing to its shareholders of record copies of its Annual Report for the year ended December 31, 1998. Such Report is not a part of the proxy materials.

     The Company will furnish to any beneficial owner of its Common Stock upon written request, without charge, a copy of the Company's Annual Report on Form 10-K for 1998 filed with the Securities and Exchange Commission. Requests should be addressed to Corporate Communications, Aquarion Company, 835 Main Street, Bridgeport, Connecticut 06604.


            SHAREHOLDER PROPOSALS FOR THE YEAR 2000 ANNUAL MEETING

     Any proposal that a shareholder intends to present at the Year 2000 Annual Meeting must be received at the Company's principal executive offices by November 17, 1999, to be included in the proxy statement and form of proxy relating to the meeting. In addition, under the SEC's proxy rules, if a stockholder wishes to bring a proposal before the Year 2000 Annual Meeting outside the proxy inclusion process but does not provide written notice of the proposal to the Company on or before January 31, 2000, such notice will be untimely and any proxies received by the Board of Directors from stockholders in response to its proxy solicitation will be voted by the Company's designated proxies in their discretion on such matter, regardless of whether specific authority to vote on such matter has been received from the stockholders submitting such proxies.


                                 OTHER MATTERS

Other Business

     Management knows of no other matters to be presented to the 1999 Annual Meeting of Shareholders. If any additional matters should be properly presented, it is the intention of the persons named in the proxy to vote with respect to such matters in accordance with their best judgment.

                              By Order of the Board of Directors


                              Larry L. Bingaman
                              Secretary

                                                                       EXHIBIT A
                               AQUARION COMPANY

                           1999 STOCK INCENTIVE PLAN

                        Effective as of April 20, 1999

1.   Purpose

     The purpose of the Aquarion Company 1999 Stock Incentive Plan is to attract and retain persons of ability as employees of Aquarion Company and its subsidiaries, motivate and reward good performance, encourage such employees to continue to exert their best efforts on behalf of the Company and its subsidiaries and provide further opportunities for stock ownership by such employees in order to increase their proprietary interest in Aquarion Company by providing incentive awards to Key Employees (including officers and directors who are also employees), whose responsibilities and decisions directly affect the performance of the Company and its subsidiaries. Such incentive awards may consist of Common Stock of Aquarion Company, or at the discretion of the Committee, other shares of stock of the Company convertible into such Common Stock, subject to such restrictions as the Committee may determine or as provided herein, performance units or stock appreciation rights payable in such stock or cash, or incentive or non-qualified stock options to purchase such stock, or any combination of the foregoing, as the Committee may determine.

2.   Definitions

     When used herein, the following terms shall have the following meanings:

     "Award" means an award granted to any Key Employee in accordance with the provisions of the Plan in the form of Options, Rights, Restricted Stock, Stock or Performance Units, or any combination of the foregoing.

     "Award Agreement" means the written agreement evidencing each Award granted to a Key Employee under the Plan.

     "Beneficiary" means the beneficiary or beneficiaries designated pursuant to
     Section 11 to receive the amount, if any, payable under the Plan upon the death of a Key Employee.

     "Board" means the Board of Directors of the Company.

     "Change of Control" means the occurrence of any of the following events shall be:

     (a) the acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (hereinafter referred to as the "Exchange Act")) (hereinafter referred to as a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of common stock of the Company (hereinafter referred to as the "Outstanding Company Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (hereinafter referred to as the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subparagraph
     (a), the following acquisitions shall not constitute a Change of Control:
     (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (iv) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (i), (ii), and (iii) of subparagraph (c) below;

     (b) individuals who, as of the date of this Plan, constitute the Board (hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

     (c) consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (hereinafter referred to as a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 80 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
     (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the Board of Directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

     (d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)

     "Committee" means the Compensation Committee of the Board.

     "Company" means Aquarion Company, and its successors and assigns.

     "Continuing Director" means any director of the Company who either is a member of the Board of Directors on February 26, 1999, or is recommended or elected to the Company's Board of Directors by a majority of the continuing directors.

     "Fair Market Value" means, as of any date, the closing price for one share of Stock on the New York Stock Exchange Composite Tape or, if no sales of Stock have taken place on such date, the closing price on the most recent date on which selling prices were quoted. If the Stock is not listed or admitted to trading on the New York Stock Exchange, the fair market value of the Stock shall be the closing price of one share of Stock on the principal national securities exchange which the Stock is listed or admitted to trading, or, if the Stock is not listed or admitted to trading on any national securities exchange, the closing price of one share of Stock as furnished by the National Association of Securities Dealers, Inc. through the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or similar organization if NASDAQ is no longer reporting that information. If the Stock is not quoted by any such organization, the fair market value of the Stock shall be determined in good faith by the Committee, or in the event of a Change of Control, the continuing directors.

     "Key Employee" means those employees (including any officer or director who is also an employee) of any Participating Company who, in the judgment of the Committee, are considered especially important to the future of the Company.

     "Option" means an option to purchase Stock, including Restricted Stock if the Committee so determines, subject to the appropriate requirements under
     Section 5 and awarded in accordance with the terms of the Plan and may be an incentive stock option qualified under Section 422 of the Code or a non-qualified stock option.

     "Participating Company" means the Company or any subsidiary or other affiliate of the Company; provided, however, for incentive stock options only, "Participating Company" means the Company or any corporation which at the time such option is granted under the Plan qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in
     Section 424(f) of the Code.

     "Performance Unit" means a performance unit subject to the requirements of
     Section 6 and awarded in accordance with the terms of the Plan.

     "Plan" means Aquarion Company Stock Incentive Plan, as the same may be amended, administered or interpreted from time to time.

     "Restricted Stock" means Stock delivered under the Plan subject to the requirements of Section 7 and such other restrictions as the Committee deems appropriate or desirable.

     "Right" means a stock appreciation right subject to the appropriate requirements under Section 5 and awarded in accordance with the terms of the Plan.

     "Stock" means the Common Stock (no par value) of the Company.

     "Total Disability" means the complete and permanent inability of a Key Employee to perform all his or her duties under the terms of his or her employment with any Participating Company, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary.

3.   Shares Subject to the Plan

     The aggregate number of shares of Stock which may be awarded under the Plan or subject to purchase by exercising an Option shall not exceed 750,000 shares. Such shares shall be made available either from authorized and unissued shares or shares held by the Company in its treasury. The Committee may, in its discretion, decide to award other shares issued by the Company that are convertible into Stock or make such shares subject to purchase by an Option, in which event the maximum number of shares of Stock into which such stock may be converted shall be used in applying the aggregate share limit under this Section 3 and all provisions of the Plan relating to Stock shall apply with full force and effect with respect to such convertible shares. Shares subject to Options or Rights which are cancelled, forfeited or expire unexercised, or shares subject to Rights payable in Stock which are paid in cash shall again become available for award under the Plan.

4.   Grant of Awards and Award Agreements

     (a) Subject to the provisions of the Plan, the Committee shall (i) determine and designate from time to time those Key Employees or groups of Key Employees to whom Awards are to be granted; (ii) determine the form or forms of Award to be granted to any Key Employee; (iii) determine the amount or number of shares of Stock, including Restricted Stock if the Committee so determines, subject to each Award; and (iv) determine the terms and conditions of each Award.

     (b) Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and to such other terms and conditions as the Committee may specify.

5.   Stock Options and Stock Appreciation Rights

     (a) With respect to Options and Rights, the Committee shall (i) authorize the granting of incentive stock options (within the meaning of Section 422 of the Code), nonqualified stock options, Rights or a combination of incentive stock options, nonqualified stock options and Rights; (ii) determine the number of shares of Stock subject to each Option or the number of shares of Stock that shall be used to determine the value of a Right; (iii) determine whether such Stock shall be Restricted Stock; (iv) determine the time or times when and the manner in which each Option shall be exercisable and the duration of the exercise period; and (v) determine whether or not all or part of each Option may be canceled by the exercise of a Right; provided, however, that (A) no Option shall be granted after the expiration of five years from the effective date of the Plan, (B) the aggregate Fair Market Value (determined as of the date an incentive stock option is granted) of the Stock, disregarding any restrictions in the case of Restricted Stock, for which any Key Employee may be granted incentive stock options which are exercisable for the first time by such Key Employee in any calendar year under this Plan or any other plans of any Participating Company in any calendar year shall not exceed $100,000 (or such other limitation as may be required by Section 422(d) of the Code or any successor provision thereto), and (C) the number of shares of Stock which may be issued under Options or Rights granted under this Plan to any one individual in any fiscal year shall not exceed 100,000.

     (b) The exercise period for a non-qualified stock option shall be ten years and one day from the date of grant, and the exercise period for an incentive stock option or Right, including any extension which the Committee may from time to time decide to grant, shall not exceed ten years from the date of grant; provided, however, that in the case of an incentive stock option granted to a Key Employee who at the time of grant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (a "Ten Percent Shareholder"), such period, including extensions, shall not exceed five years from the date of grant (to the extent such period is required under Section 422 of the Code for an incentive stock option).

     (c) The Option or Right price per share shall be determined by the Committee at the time any Option is granted and shall be not less than (i) the Fair Market Value, or (ii) in the case of an incentive stock option granted to a Ten Percent Shareholder, 110 percent of the Fair Market Value (to the extent such limitation is required under Section 422 of the Code for an incentive stock option but in neither event less than the par or stated value, if any) of one share of Stock, disregarding any restrictions in the case of Restricted Stock, on the date the Option is granted, as determined by the Committee.

     (d) No part of any Option or Right may be exercised until the Key Employee who has been granted the Award shall have remained in the employ of a Participating Company for such period after the date on which the Option or Right is granted as the Committee may specify, if any, and the Committee may further require exercisability in installments.

     (e) Subject to Section 10(c), except as otherwise provided in the Plan, the purchase price of the shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise either in cash or in such other consideration as the Committee deems appropriate, including Stock already owned by the optionee having a total fair market value, as determined by the Committee, equal to the purchase price or a combination of cash and such other consideration having a total fair market value, as so determined, equal to the purchase price.

     (f) (i) If a Key Employee has been granted an incentive stock option, and his or her employment terminates by reason of death or Total Disability while an employee of a Participating Company, then any such incentive stock options granted to such Key Employee may be exercised, (in the case of death by his or her estate or the person who acquires the incentive stock option by will or intestate succession and in the case of Total Disability by the Key Employee), to the extent that the incentive stock option was exercisable at the date of such termination, at any time, or from time to time, within twelve months after the date of the termination of his or her employment.

          (ii) If the Key Employee's employment terminates for any other reason, he or she may exercise his or her incentive stock options, to the extent that the incentive stock option was exercisable at the date of such termination, at any time, or from time to time, within three months after the date of the termination of his or her employment.

     (g) If a Key Employee has been granted an Option other than an incentive stock option or a Right, and his or her employment with a Participating Company terminates, he or she may exercise his or her Option or Right in accordance with the following:

          (i) If the termination occurs for any reason (including, without limitation, the sale of a subsidiary) other than death, retirement with consent of the Company or by reason of Total Disability, such Option or Right may be exercised, to the extent exercisable on the date of such termination on the earlier of (a) the date which is three months from the date of the Key Employee's termination of employment (even if such Key Employee is subsequently reemployed) or (b) the end of the exercise period specified in the Option or Right;

          (ii) If the termination occurs due to the Key Employee's retirement with the consent of the Company, the installments of such Key Employee's Option or Right shall continue to mature in the normal course as otherwise provided in the Option or Right and the Key Employee (or in the event of his or her death after the date of retirement, his or her estate or the person who acquires the Option or Right by will or intestate succession) shall have the right to exercise the Option or Right until the later of (a) three years after the date of such retirement or (b) in the event that death occurs during such three-year period, twelve months after the death of the Key Employee, but in no event later than the end of the exercise period specified in the Option or Right;

          (iii) If the termination occurs due to a Key Employee's retirement due to Total Disability, the Key Employee (or in the event of his or her death after the date of retirement, his or her estate or the person who acquires the Option or Right by will or intestate succession) shall have the right to exercise the Option or Right, to the extent it was exercisable on the date of such retirement due to Total Disability, until the later of (a) twelve months after the date of such retirement or (b) in the event that death occurs during such twelve-month period, twelve months after the death of the Key Employee, but in no event later than the end of the exercise period specified in the Option or Right; or

          (iv) If the termination occurs due to a Key Employee's death, any Option or Right held by such Key Employee may thereafter be immediately exercised, to the extent then exercisable by his or her estate or the person who acquires the Option or Right by will or intestate succession until the earlier of (a) one year from the date of such death or (b) the end of the exercise period specified in the Option or Right.

     (h) Except as expressly allowed by the applicable Award Agreement, no Option or Right granted under the Plan shall be transferable other than by will or by the laws of descent and distribution, and, during the lifetime of the optionee, an Option or Right shall be exercisable only by him or her.

     (i) With respect to an incentive stock option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable in order to qualify such Option as an incentive stock option within the meaning of Section 422 of the Code and shall take all necessary steps to preserve such qualifications to the extent practicable.

     (j) Upon exercise of a Right, the Key Employee shall be entitled, subject to such terms and conditions the Committee may specify, to receive upon exercise thereof all or a portion of the excess of (i) the Fair Market Value of a specified number of shares of Stock, disregarding any restrictions in the case of Restricted Stock, at the time of exercise, as determined by the Committee, over (ii) a specified amount which shall not, subject to Section 5 (k), be less than the Fair Market Value of such specified number of shares of Stock, disregarding any restrictions in the case of Restricted Stock, at the time the Right is granted. Upon exercise of a Right, payment of such excess shall be made as the Committee shall specify (A) in cash, (B) by the issuance or transfer of the Key Employee of whole shares of Stock, including Restricted Stock, with a Fair Market Value, disregarding any restrictions in the case of Restricted Stock, at such time equal to any such excess, or (C) in a combination of cash and shares of Stock with a combined fair market value at such time equal to any such excess, all as determined by the Committee; provided, however, a fractional share of Stock shall be paid in cash equal to the Fair Market Value of the fractional share of Stock, disregarding any restrictions in the case of Restricted Stock, at such time. If and to the extent a Right is payable in Stock and the full amount of such value is not paid in Stock, then the shares of Stock representing such portion of the value of the Right not paid in Stock shall again become available for award under the Plan.

     (k) If under the terms of an Award the exercise of a Right will result in the cancellation of all or any portion of an unexercised Option, then the Option price per share of Stock must be used as the specified price in
     Section 5(j) to determine the value of the Right upon such exercise, and, in the event of the exercise of such Right, the Company's obligation in respect of such Option or such portion thereof will be discharged by payment of the Right so exercised. In the event of such a cancellation, the number of shares as to which such Option was canceled shall become available for use under the Plan less the number of shares received by the optionee upon such cancellation.

     (l) No share of Stock acquired by an exercise of an incentive stock option shall be transferable other than by will or by the laws of descent and distribution within two years of the date such Option was granted or within one year after the transfer of such share pursuant to such exercise.

6.   Performance Units

     (a) The Committee shall determine a performance period (the "Performance Period") of not less than two nor more than five years and shall determine the performance objectives for Awards of Performance Units. Performance objectives may vary from Key Employee to Key Employee and between groups of Key Employees and shall be based upon such performance criteria or combination of factors as the Committee may deem appropriate. Performance Periods may overlap and Key Employees may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

     (b) At the beginning of a Performance Period, the Committee shall determine for each Key Employee or group of Key Employees eligible for Performance Units with respect to that Award period the range of dollar values, if any, which may be fixed or may vary in accordance with criteria specified by the Committee, which shall be paid to a Key Employee as an Award if the relevant measure of Company performance for the Award period is met.

     (c) If during the course of a Performance Period there shall occur significant events as determined by the Committee, including, but not limited to, a reorganization of the Company or a Change of Control of the Company, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective; provided, however, that no such change may increase the amount of an Award that would otherwise be payable to any "covered employee" as defined in Section 162(m) of the Code.

     (d) If a Key Employee terminates service with all Participating Companies during a Performance Period because of death, Total Disability, retirement at age 65, or if at an earlier age, with the consent of the Company, or upon a significant event, as determined by the Committee, that Key Employee shall be entitled to an Award of Performance Units at the end of the Performance Period (i) based upon the performance objectives satisfied at the end of such period and (ii) prorated for the portion of the Performance Period during which the Key Employee was employed by any Participating Company; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Units in such amount and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Key Employee. If a Key Employee terminates service with all Participating Companies during a Performance Period for any other reason, then such Key Employee shall not be entitled to any Award with respect to that Performance Period, but the Committee, in its sole and absolute discretion, may provide otherwise.

     (e) Each Performance Unit may be paid in whole shares of Stock, including Restricted Stock (together with any cash representing fractional shares of Stock), or cash, or a combination of Stock and cash either as a lump sum payment or in annual installments, all as the Committee shall determine, commencing as soon as practicable after the end of the relevant Performance Period.

7.   Restricted Stock

     (a) Restricted Stock may be received by a Key Employee either as an Award or as the result of an exercise of an Option or Right or as payment for a Performance Unit. Restricted Stock shall be subject to a restriction period (after which restrictions will lapse) which shall mean a period commencing on the date the Award is granted or on the date of exercise of the Option or Right and ending on such date as the Committee shall determine (the "Restriction Period").

     (b) Except as otherwise provided in this Section 7, no shares of Restricted Stock received by a Key Employee shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period; provided, however, the Restriction Period for any Key Employee shall be deemed to end and all restrictions on shares of Restricted Stock shall lapse upon the Key Employee's death, Total Disability or retirement after attaining age 65 (or an earlier age with the consent of the Company, or upon a reorganization of the Company) or a Change of Control, or, some significant event, as determined by the Committee.

     (c) Unless the Committee in its discretion determines otherwise, if a Key Employee terminates employment with all Participating Companies for any reason before the expiration of the Restriction Period (other than as provided in Section 7(b)), all shares of Restricted Stock still subject to restriction shall be forfeited by the Key Employee and shall be reacquired by the Company, and, in the case of Restricted Stock purchased through the exercise of an Option, the Company shall refund the purchase price paid on the exercise of the Option.

     (d) The Committee may require under such terms and conditions as it deems appropriate or desirable that the certificates for Stock delivered under the Plan may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require as a condition of any receipt of Restricted Stock that the Key Employee shall have delivered a stock power endorsed in blank relating to the Restricted Stock.

     (e) Nothing in this Section 7 shall preclude a Key Employee from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

8.   Unrestricted Stock

     The Committee, in its sole and absolute discretion, may make Awards in the form of shares of stock which are not restricted in the hands of the participants who receive such Awards. Such Awards may be made either in connection with any annual or longer term bonus program sponsored by the Company or an affiliate or in any other circumstances that the Committee deems appropriate.

9.   Certificates for Awards of Stock

     (a) Subject to Section 7(d), each Key Employee entitled to receive Stock under the Plan shall be issued a certificate for the shares of Stock. Such certificate shall be registered in the name of the Key Employee, and shall bear an appropriate legend reciting the terms, conditions and restrictions applicable to such Award as described in Section 9(c) hereof.

     (b) The Company shall not be required to issue or deliver any certificates for shares of Stock prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable.

     (c) All certificates for shares of Stock delivered under the Plan also shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 9(c) shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such a determination, the Committee may rely upon an opinion of counsel for the Company.

     (d) Except for the restrictions on Restricted Stock under Section 7, each Key Employee who receives an Award of Stock shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No Key Employee awarded an Option, a Right, a Performance Unit payable in Stock, including Restricted Stock, or selected by the Committee to participate during a Performance Period for a Performance Unit payable in Stock, including Restricted Stock, shall have any right as a shareholder with respect to any shares subject to his or her Option Right or Performance Unit prior to the date of issuance to him or her of a certificate or certificates for such shares.

10.  Loans and Supplemental Cash Payments

     (a) The Committee may provide for supplemental cash payments or loans to Key Employees at such time and in such manner as the Committee may determine in connection with Awards granted under the Plan.

     (b) Supplemental cash payments shall be subject to such terms and conditions as the Committee may specify; provided, however, in no event shall the amount of such payment exceed (i) in the case of an Option, the excess of the Fair Market Value of the shares of Stock, disregarding any restrictions in the case of Restricted Stock, purchased through the Option on the date of exercise over the option price, or (ii) in the case of an Award of a Right, Performance Unit, or Restricted Stock, the value of the shares of Stock and other consideration issued in payment of such Award.

     (c) In the case of loans, any such loan shall be evidenced by a written loan agreement or other instruments in such form and shall contain such terms and conditions, including without limitation, provisions for interest, payment schedules, collateral, forgiveness, events of default or acceleration of such loans or parts thereof, as the Committee shall specify; provided, however, that the interest rate set by the Committee under such an arrangement shall be no lower than that required to avoid the imputation of unstated interest under Section 483 of the Code.

11.  Beneficiary

     (a) Each Key Employee shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. A Key Employee may from time to time revoke or change his or her Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Key Employee's death, and in no event shall it be effective as of a date prior to such receipt.

     (b) If no such Beneficiary designation is in effect at the time of a Key Employee's death, or if no designated Beneficiary survives the Key Employee or if such designation conflicts with law, the Key Employee's estate shall be entitled to receive the Award, if any, payable under the Plan upon his or her death. If the Committee is in doubt as to the right of any person to receive such Award, the Company may retain such Award, without liability for any interest thereon, until the Committee determines the rights thereto, or the Company may pay such Award into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Company therefor.

12.  Effect of Change of Control

     The Committee, in its discretion, may provide under the terms of any Award Agreement, either at the time of grant or at any time thereafter, that upon the occurrence of a Change of Control, all outstanding Options or Rights which are not then exercisable shall become immediately exercisable in full and all Restricted Stock shall become immediately vested. Each Option shall, to the extent exercisable after giving effect to the prior sentence, have a limited right of surrender allowing the optionee to surrender that Option within the 30-day period following a Change of Control and to receive cash, in lieu of exercising the Option, in the amount by which the highest fair market value during the 60 days preceding the date on which the Change of Control occurs of the number of shares of Stock covered by the option exceeds the option price for the shares of Stock covered by the Option.

13.  Withholding Taxes

     As a condition to exercise of any Option or Right, the vesting of Restricted Stock or payment of a Performance Unit hereunder (collectively, a "Realization Event"), the Company may, in its discretion, require a Key Employee to pay to the Company at the time of exercise the amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes (which for purposes of this Section 13 includes a Key Employee's FICA obligation) incurred by reason of the Realization Event. Upon the occurrence of a Realization Event requiring tax withholding, a Key Employee may make a written election to have shares of Stock withheld by the Company from the shares otherwise to be received. The number of shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Key Employee shall be at the sole discretion of the Committee. In addition, subject to acceptance by the Committee, in its sole discretion, a Key Employee may make a written election to deliver to the Company previously owned shares, in either case to satisfy any additional federal, state or local income or other taxes applicable to the Key Employee and the particular transaction, up to the maximum marginal tax rates, whether in the case of a Realization Event in which taxability is immediate or in which taxability is deferred. The number of shares so withheld and/or delivered shall have an aggregate Fair Market Value on the date withholding is required sufficient to satisfy the applicable withholding taxes or to satisfy taxes up to maximum marginal tax rate as and to the extent elected by a Key Employee. Withholding provisions may be instituted by the Company to the extent withholding is required in the future on the disposition of shares of Stock acquired upon the exercise of an incentive stock option.

14.  Administration of the Plan

     (a) The Plan shall be administered by the Committee, as appointed by the Board and serving at the Board's pleasure. The Committee shall have at least two members, and each member of the Committee shall be a member of the Board, a "Non-Employee Director", within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation, and an "Outside Director" as that term is defined in
     Section 162(m) of the Code.

     (b) The Committee shall have full power, discretion and authority to interpret, construe and administer the Plan and, all decisions, determinations or actions of the Committee made or taken pursuant to grants of authority under the Plan shall be made or taken in the sole discretion of the Committee and shall be final, conclusive and binding on all persons for all purposes.

     (c) The Committee's decisions and determinations under the Plan need not be uniform and may be made selectively among Key Employees, whether or not such Key Employees are similarly situated.

     (d) The Committee may employ such legal counsel, including without limitation independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computations received from any such consultant or agent.

     (e) All expenses incurred by the Committee in interpreting and administering the Plan, including without limitation, meeting fees and expenses and professional fees, shall be paid by the Company.

     (f) No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. Each member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against all cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless such cost or liability arises out of such member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members or former members may have as directors or under the by-laws of the Company.

     (g) All elections, designations, requests, notices, instructions and other communications from a Key Employee, Beneficiary or other person to the Committee, required or permitted under the Plan, shall be in such form as is prescribed from time to time by the Committee and shall be mailed by first class mail or delivered to such location as shall be specified by the Committee.

15.  Amendment or Discontinuance

     (a) The Board may at any time, or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate.

     (b) No amendment, suspension or termination of this Plan or any Award shall, without the Key Employee's consent, alter or impair any of the rights or obligations under any Award theretofore granted to a Key Employee under the Plan.

     (c) The Board may amend this Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Awards meeting the requirements of future amendments to the Code or regulations promulgated thereunder.

16.  Adjustments in Event of Change in Stock

     In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock, merger or consolidation of the Company or sale by the Company of all or a portion of its assets, or any other major change in the Company's overall cost of equity or of capital or allowable rate of return on Stock equity, as prescribed by the appropriate governmental authority, or other event which could distort the implementation of the Plan or the realization of its objectives, the Company may make such adjustments in the Stock subject to Awards, including Stock subject to purchase by an Option, or the terms, conditions or restrictions on Stock or Awards as the Committee deems equitable.

17.  Miscellaneous

     (a) Nothing in this Plan or any Award granted hereunder shall confer upon any employee any right to continue in the employ of any Participating Company or interfere in any way with the right of any Participating Company to terminate his or her employment at any time. No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of any Participating Company for the benefit of its employees except as otherwise required by law, unless the Committee shall determine otherwise. No Key Employee shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as provided in Section 7(d) with respect to Restricted Stock.

     (b) Absence on leave approved by a duly constituted officer of the Company shall not be considered interruption or termination of employment for any purposes of the Plan; provided, however, that, unless otherwise determined by the Committee, no Award may be granted to an employee while he or she is absent on leave.

     (c) If the Committee shall find that any person to whom any Award, or portion thereof, is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, then any payment due him or her (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

     (d) The right of any Key Employee or other person to any Award payable under the Plan may not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in Section 11 with respect to the designation of a Beneficiary, as expressly allowed by the applicable Award Agreement or as may otherwise be required by law. If, by reason of any attempted assignment, transfer, pledge, or encumbrance, except as expressly allowed by the related Award Agreement, or by reason of any bankruptcy or other event happening at any time, any amount payable under the Plan would be made subject to the debts or liabilities of the Key Employee or his or her Beneficiary or would otherwise devolve upon anyone else and not be enjoyed by the Key Employee or his or her Beneficiary, then the Committee may determine such person's interest in any such payment and direct that the same be held and applied to or for the benefit of the Key Employee, his or her Beneficiary or any other persons deemed to be the natural objects of his or her bounty, taking into account the expressed wishes of the Key Employee (or, in the event of his or her death, those of his or her Beneficiary) in such manner as the Committee may deem proper.

     (e) The Plan and the granting of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required.

     (f) The terms of the Plan shall be binding upon the Company and its successors and assigns.

     (g) Captions preceding the sections hereof are inserted solely as a matter of convenience in no way define or limit the scope or intent of any provision hereof.

18.  Effective Date, Term of Plan and Shareholder Approval

     The effective date of the Plan shall be April 20, 1999, subject to approval by a majority of the Company's shareholders present at their 1999 Annual Meeting. No Awards shall be granted under the Plan more than five years after the date the Plan is adopted by the Company.

                               AQUARION COMPANY
                                835 Main Street
                        Bridgeport, Connecticut  06604
                  (203) 335-2333  .  http:// www.aquarion.com




                       [LOGO] Printed on recycled paper.

AQUARION COMPANY                                         COMMON STOCK PROXY

Annual Meeting of Shareholders--April 20, 1999

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        George W. Edwards, Jr., Edgar G. Hotard and G. Jackson Ratcliffe, or any of them, with power of substitution, are hereby appointed proxies of the undersigned to vote all common stock of Aquarion Company owned by the undersigned at the Annual Meeting of Shareholders to be held at People's Bank, Multi-Purpose Room (Second Floor), 850 Main Street, Bridgeport, Connecticut, on April 20, 1999, or any adjournment thereof, upon such business as may properly come before the meeting, including the following items, as set forth in the Notice of Meeting and Proxy Statement:

1. Election of Class II Directors   2. Ratification of selection of      3. Approval of a Stock
                                       independent public accountants       Incentive Plan

        The shares represented hereby will be voted in accordance with the directions given by the shareholder. If not otherwise directed, the shares represented by this proxy will be voted for Proposals 1, 2 and 3.

                 (Continued and to be signed, on reverse side)

                             FOLD AND DETACH HERE


                               AQUARION COMPANY

                        Annual Meeting of Shareholders
                            Tuesday, April 20, 1999
                                   9:30 a.m.

                                 People's Bank
                       Multi-Purpose Room (Second Floor)
                                850 Main Street
                         Bridgeport, Connecticut 06604

IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS,
PLEASE CHECK THE BOX ON THE REVERSE SIDE.

                                                          Please Mark
                                                         your choice as    X
                                                          indicated in
                                                          this sample


  The Board of Directors recommends a vote FOR Proposals 1, 2 and 3:

1. Election of Class II Directors.

     FOR             WITHHOLD

     [ ]               [ ]

NOMINEES: 01 Janet D. Greenwood and 02 John A. Urquhart

(To withhold authority to vote for any individual nominee, write that nominee's name on space provided below.)

-----------------------------------------------------------------------

2. Ratification of selection of PricewaterhouseCoopers
   LLP as independent public accountants.

    FOR             AGAINST             ABSTAIN
    [ ]               [ ]                 [ ]

3. Approval of the Aquarion Company 1999 Stock Incentive Plan.

    FOR             AGAINST             ABSTAIN
    [ ]               [ ]                 [ ]


I plan to attend    [ ]
the meeting.

             Dated:                                         , 1999
                   -----------------------------------------

             -----------------------------------------------------
                           Signature of shareholder

            -----------------------------------------------------
                           Signature (if held jointly)

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Please mark, date, sign and return promptly in the enclosed envelope, which requires no postage if mailed in the U.S.A. When signing as attorney, executor, trustee or guardian or in other representative capacities, please give full title as such.


                             FOLD AND DETACH HERE


--------------------------------------------------------------------------------

                   [graphic]   VOTE BY TELEPHONE   [graphic]
                           QUICK***EASY***IMMEDIATE

  YOUR VOTE IS IMPORTANT!--YOU CAN USE THIS CARD TO VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day, 7 days a week.

    There is NO CHARGE to you for this call. Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.


OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1

                   When asked, please confirm by Pressing 1.

OPTION 2: If you choose a vote on each Proposal separately, press 0. You will hear these instructions.

Proposal 1-To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9. To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

Proposal 2-To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                   When asked, please confirm by Pressing 1.

                  The instructions are the same for Proposal 3.
                                      or
2. VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL your Proxy Card.

                             THANK YOU FOR VOTING.